Exhibit 10.30.7
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AMENDED AND RESTATED
SWAP TRANSACTION CONFIRMATION

To:	Ashford Hospitality Limited Partnership (“Counterparty”)
Attention:	Randy Medina
Telephone:	972-778-9452
Email:	rmedina@chathamfinancial.com

From:	Wells Fargo Bank, N.A. (“Wells Fargo”)
Telephone:	(704) 383-4599
Fax:	(704) 383-9139
Email:	inboundconfirms@wellsfargo.com

Ref. No:	7614901

Date:	November 04, 2010
Dear Randy Medina:
Reference is made to that certain Confirmation dated October 19, 2010 between the Counterparty and Wells Fargo regarding a Transaction with a Wells Fargo reference number of 7614901, a Trade Date of October 19, 2010, an Effective Date of October 13, 2010 and a Termination Date of March 13, 2013 (“Prior Confirmation”). This Confirmation amends and restates the Prior Confirmation.
This confirms the terms of the Transaction described below between Counterparty and Wells Fargo. The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. Fixed Amounts and Floating Amounts for each applicable Payment Date hereunder will be calculated in accordance with the ISDA Definitions, and if any Fixed Amount and Floating Amount are due for the same Payment Date hereunder, then those amounts shall not be payable and instead the Fixed Rate Payer shall pay the positive difference, if any, between the Fixed Amount and the Floating Amount, and the Floating Rate Payer shall pay the positive difference, if any, between the Floating Amount and the Fixed Amount.
1. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap
Currency for Payments:	U.S. Dollars
Notional Amount:	USD 1,475,000,000.00
Term:
Trade Date:	October 19, 2010
Effective Date:	October 13, 2010
Wells Fargo: 7614901

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Termination Date:	March 13, 2013, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Amounts:

Fixed Rate Payer:	Counterparty
Payment Dates:	Monthly on the 13th of each month commencing November 15, 2010, through and including the Termination Date
Business Day Convention:	Modified Following
Business Day:	New York
Fixed Rate:	4.084%
Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Wells Fargo
Payment Dates:	Monthly on the 13th of each month commencing November 15, 2010, through and including the Termination Date
Business Day Convention:	Modified Following
Business Day:	New York
Floating Rate for initial	Determined two London Banking Days prior to the Effective Date
Calculation Period:
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 Month
Spread:	Plus 2.638%
Floating Rate Day Count	Actual/360
Fraction:
Floating Rate determined:	Two London Banking Days prior to each Reset Date.
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Rounding convention:	5 decimal places per the ISDA Definitions.
2. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Wells Fargo
Payment Instructions:	Wells Fargo Bank, NA (San Francisco)
CIB Group, ABA 121000248
Ref: Derivative Desk (Trade No: 7614901)
Account #: 01014890064228
Wells Fargo Contacts:	Settlement and/or Rate Resets:
1-800-249-3865
1-704-383-8429

Documentation:
Tel: (704)383-4599
Fax: (704)383-9139

Collateral:
Tel: (704)427-5785
Wells Fargo: 7614901

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Fax: (704) 427-5480
Email: collateral.mgmt@wachovia.com

Please quote transaction reference number.
Payments to Counterparty:	Per your standing payment instructions or debit authorization if provided to Wells Fargo, as relevant. If not provided, please contact us in order for payment to be made.

Phone: 1-800-249-3865 Fax: 1-704-383-8429
Additional Terms
Together with this Transaction, Wells Fargo and Counterparty have entered into the following Transaction (the “Offsetting Transaction”) with the Trade Date of March 12, 2008: an Interest Rate Swap Transaction under a Swap Transaction Confirmation dated March 13, 2008, Wells Fargo ref. no. 2414448. Notwithstanding any other provision of the ISDA Master Agreement to the contrary, if any Separation Event occurs, then an Additional Termination Event shall be deemed to occur under the ISDA Master Agreement with respect to this Transaction as an Affected Transaction and for such purpose the Counterparty shall be deemed the Affected Party.
“Separation Event” means (i) any transfer of any Offsetting Transaction occurs by consent of Wells Fargo or Counterparty as required under the ISDA Master without the simultaneous transfer of this Transaction pursuant to such consent, (ii) any early termination of any Offsetting Transaction by mutual agreement of Wells Fargo and Counterparty without the simultaneous early termination of this Transaction, or (iii) any Offsetting Transaction becomes a Terminated Transaction under and as defined in the ISDA Master Agreement without this Transaction simultaneously becoming a Terminated Transaction thereunder.
Fixed Rate Adjustment
At Counterparty’s request, the early termination value of another Transaction terminated by mutual agreement of the parties has been rolled over into this Transaction as reflected in an adjustment to the Fixed Rate of this Transaction. Termination of the other Transaction is evidenced by a Confirmation dated November 04, 2010 between Wells Fargo and Counterparty (Wells Fargo reference number 2420215).
Documentation
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between Wells Fargo and Counterparty dated as of March 12, 2008, as amended and supplemented from time to time (the “ISDA Master Agreement”). All provisions contained or incorporated by reference in the ISDA Master Agreement will govern this Confirmation except as expressly modified herein.
Wells Fargo: 7614901

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this
Confirmation and returning it to us.

Very truly yours,
Wells Fargo Bank, N.A.

By:
Name: Tracey Bissell
Title: Vice President

Ref. No. 7614901
Accepted and Confirmed as of date first
written above:
Ashford Hospitality Limited Partnership

By:	Ashford OP General Partner LLC

By:
Name: David Brooks
Title: Vice President
Wells Fargo: 7614901